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                                                                     EXHIBIT 5.1

                                 BRYAN CAVE LLP

                                 April 23, 1996

Interim Services Inc.
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

    We refer to the Registration Statement (the "Registration Statement") of Interim Services Inc., a Delaware corporation (the "Company"), filed on Form S-4 with the Securities and Exchange Commission (the "SEC") to register under the Securities Act of 1933, as amended (the "Act"), the offer to sell 4,897,546 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Common Stock is being offered to holders of common stock of Brandon Systems Corporation, a Delaware corporation ("Brandon"), pursuant to the proposed merger (the "Merger") of Delco Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Brandon.

    In this connection, we have examined originals or copies certified or otherwise identified to our satisfaction of such corporate records and agreements of the Company, and such instruments and documents, including officer certificates and certificates of public officials, as we have deemed necessary as a basis for the opinions hereinafter expressed.

    Based   on  the  foregoing  and  subject  to  the  assumptions,  exceptions, qualifications and limitations set forth below, we are of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        2. The shares of Common Stock registered pursuant to the Registration Statement will have been, at the time of their issuance in accordance with the Merger, duly authorized, validly issued, fully paid and non-assessable.

    The opinions expressed herein are limited by, subject to and based on the following assumptions, exceptions, qualifications and limitations:

        a. The opinions stated herein are as of the date hereof, and we assume no obligation to update or supplement this legal opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

        b. This legal opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
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    We  consent  to  the filing  of  this legal  opinion  as an  exhibit  to the
Registration Statement and to the use of our name under the caption "Legal Matters" in the proxy statement/prospectus filed as a part thereof. We also consent to your filing copies of this legal opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Merger. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the SEC.

                                          Very truly yours,

                                          /s/ BRYAN CAVE LLP